UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2007

ETHANEX ENERGY, INC.
(f/k/a New Inverness Explorations, Inc.)
(Exact name of registrant as specified in its charter)

Nevada	333-129810	Pending
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

14500 Parallel Road, Suite A
Basehor, KS	66007
(Address of principal executive offices)	(Zip Code)

(913) 724-4106
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On December 8, 2006, Ethanex Energy North America, Inc. (the “Company”), a wholly owned subsidiary of Ethanex Energy, Inc., entered into a Fourth Amendment to Joint Venture Agreement with SEMO Milling, LLC (“SEMO”), and on January 30, 2007 the Company and SEMO entered in a Fifth Amendment to Joint Venture Agreement, each amending the Joint Venture Agreement dated August 4, 2006, relating to the construction of a 100 million gallon per year nameplate ethanol production plant to be co-located with a dry corn mill production facility to be constructed by SEMO near Cape Girardeau, Missouri.

The Fourth Amendment:

o	Extends the construction start date for the ethanol plant from January 15, 2007 to March 15, 2007 and the construction completion date from December 31, 2007 to July 1, 2008;

o
Requires the Company to make additional up-front capital contributions to fund the capitalizable assets of the joint venture, including the design, engineering and construction start-up costs of the ethanol plant and the purchase of equipment, and that those funds will be forfeited by the Company if the joint venture is terminated before a specified date (the “effective date” discussed below);

o
Requires that non-recourse third-party debt financing for the completion of the ethanol plant and the corn mill be obtained before the construction start date (March 15, 2007) and that the third-party financing not require the Company or SEMO to make additional capital contributions;

o
Requires that permits required for the construction of the ethanol plant be obtained before January 26, 2007 and that an engineering, procurement and construction contract for the construction of the ethanol plant be entered before January 26, 2007; and

o	Limits joint venture termination events to

o	a failure by the other party to make its capital contribution,

o	a material breach by the other party that is not cured within 30 days or

o	the insolvency, liquidation, bankruptcy, reorganization or dissolution of the other party.

The Fifth Amendment further extends to February 9, 2007 (which as referred to as the “effective date”) the deadline for performing specified actions and activities under the Joint Venture Agreement, including:

o	entering into certain agreements related to the joint venture, including an assignment agreement, a contribution agreement, a services agreement and a technology licensing agreement;

o	making required capital contributions to the joint venture; and

o	completing the construction of the SEMO dry corn mill to be co-located with the joint venture’s ethanol production facility.

The Company and SEMO are currently negotiating additional amendments to the terms of the Joint Venture Agreement, which may include extending some or all of the deadlines for the items discussed above. The parties set the February 9, 2007 deadline for the “effective date” discussed under the Fifth Amendment above to permit additional time to complete these negotiations. Ethanex Energy Inc. expects that the some or all of the deadlines discussed above will be further extended as a result of these negotiations.

A copy of each Amendment is filed as an exhibit to this report and is incorporated in response to this item by reference to that exhibit.

This report contains forward-looking statements including statements regarding the plans, goals, strategies, intent, beliefs or current expectations of Ethanex Energy, Inc.. These statements are expressed in good faith and based upon a reasonable basis when made, but there can be no assurance that these expectations will be achieved or accomplished. Forward looking statements can be identified by the use of terms and phrases such as “believe,” “plan,” “intend,” “anticipate,” “target,” “estimate,” “expect,” and the like, and/or future-tense or conditional constructions (“will,” “may,” “could,” “should,” etc.). Statements contemplating or making assumptions about, actual or potential collaborations and trends or operating results also constitute forward-looking statements.

Although forward-looking statements in this report reflect the good faith judgment of management, forward-looking statements are inherently subject to known and unknown business, economic and other risks and uncertainties that may cause actual results to be materially different from those discussed in these forward-looking statements. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. Ethanex Energy, Inc. assumes no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this report, other than as may be required by applicable law or regulation. Readers are urged to carefully review and consider the various disclosures and cautionary statements made by Ethanex Energy, Inc. in our reports filed with the SEC which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operation and cash flows, including the disclosures and statements made under the heading “Risk Factors” in our annual report on Form 10-KSB for the year ended July 31, 2006. If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, our actual results may vary materially from those expected or projected.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Fifth Amendment to Joint Venture Agreement, dated January 30, 2007, by and between SEMO Milling, LLC and Ethanex Energy North America, Inc.
10.2	Fourth Amendment to Joint Venture Agreement, dated December 8, 2006, by and between SEMO Milling, LLC and Ethanex Energy North America, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 5, 2007	ETHANEX ENERGY, INC.

	By:	/s/ David J. McKittrick
Name: David J. McKittrick
Title: Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	Fifth Amendment to Joint Venture Agreement, dated January 30, 2007, by and between SEMO Milling, LLC and Ethanex Energy North America, Inc.
10.2	Fourth Amendment to Joint Venture Agreement, dated December 8, 2006, by and between SEMO Milling, LLC and Ethanex Energy North America, Inc.